Exhibit 10.5

SECOND AMENDMENT TO

STANDARD INDUSTRIAL/COMMERCIAL

MULTI-TENANT LEASE - GROSS

THIS AMENDMENT MADE THIS 22TH DAY OF November, 2002 (the “Amendment”) by and between WDI SANTA MONICA LLC, A CALIFORNIA LIMITED LIABILITY CORPORATION, hereinafter referred to as “Lessor”, and SPECIALTY LABORATORIES, INC., A CALIFORNIA CORPORATION, Hereinafter referred to as “Lessee”.

WITNESSETH:

WHEREAS, Lessee entered into a certain Standard Industrial/Commercial Multi-Tenant Lease-Gross (“Lease”), dated January 26, 2000, with Lessor leasing certain premises commonly known as 1756 22nd Street, Santa Monica, California 90404; and

WHEREAS, said Lease was amended in certain particulars by First Amendment To Lease, dated July 15, 2000; and

WHEREAS, Lessor and Lessee are desirous of amending said amended Lease by this Second Amendment to Lease in the manner set forth below.

NOW THEREFORE, in consideration of the mutual promises herein contained, Lessor and Lessee hereby agree to amend said Lease as follows:

1.             TERM

The term in Paragraph 1.3 of the Lease, as amended, shall be extended for one (1) year, terminating June 30, 2004.

2.             BASE RENTAL

The Base Rental set forth in Paragraph 1.6 of the Lease, as amended, shall be increased as follows:

(a)               For the Premises existing as of the date of this Amendment the Base Rental shall be increased starting on July 1, 2003 through June 30, 2004 to $7,250.00 per month.

3.             OPTION TO EXTEND

The Option to Extend in Paragraph 60 of the Lease shall be deleted in its entity and shall be replaced with the following:

Lessor hereby grants to Lessee the option to extend the term of this Lease for two (2) additional twelve (12) month period(s) commencing when the prior term expires upon each and all of the following terms and conditions:

(a)               In order to exercise an option to extend, Lessee must give written notice of such election to Lessor and Lessor must receive the same at least five (5) but not more than nine (9) months prior to the date that the option period would commence, time being of the essence.  If proper notification of the exercise of an option is not given and/or received, such option shall automatically expire.  Options (if there are more than one) may only be exercised consecutively.

(b)              The provisions of paragraph 39, including those relating to Lessee’s Default set forth in paragraph 39.4 of this Lease, are conditions of this Option.

(c)               Except for the provisions of this Lease granting an option or options to extend the term, all of the terms and conditions of this Lease except where specifically modified by this option shall apply.

(d)              This Option is personal to the original Lessee, and cannot be assigned or exercised by anyone other than said original Lessee (or in the event of a merger, acquisition, sale of all or substantially all of Lessee’s assets, or similar transaction, Lessee’s successors) and only while the original Lessee is in full possession of the Premises and without the intention of thereafter assigning or subletting.

(e)               In the event Lessee exercises the option herein, the monthly Base Rental shall be increased to the following amounts on the dates set forth below.

On:	The new Base Rental shall be:
July 1, 2004	$7,467.50
April 1, 2005	$7,692.00

4.             NOTICE

Unless specified otherwise herein, notice of any rental adjustments, other than Fixed Rental Adjustments, shall be made as specified in Paragraph 23 of the Lease.  A copy of any notices sent by Lessor shall also be sent to the Office of the General Counsel at the same address as Lessee.

5.             BROKER’S FEE

The Broker’s specified in paragraph 1.10 shall be paid a Brokerage Fee for each adjustment specified above in accordance with paragraph 15 of the Lease.

IN WITNESS WHEREOF, Lessor and Lessee have caused this Second Amendment to Lease to be executed on the day and year first above written.

WDI SANTA MONICA LLC,		SPECIALTY LABORATORIES, INC.,
A CALIFORNIA LIMITED		A CALIFORNIA CORPORATION
LIABILITY CORPORATION

LESSOR:		LESSEE:

By:	/s/ Warren A. Weiss	By:	/s/ Frank J. Spina
	Warren A. Weiss, Managing Member		Frank J. Spina CFO

Date	12/1/02	Date:	11/25/02